SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: May 2, 2002
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

                  DELAWARE                                       04-3483032
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)

                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)


                                                            Q-1 Earnings Release

Item 5.     Other Information.

            On May 2, 2002, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits.

            (c)         Exhibits

            Exhibit No.                   Item
            -----------                   ----

            99 Press Release of John Hancock Financial Services, Inc., dated May 2, 2002.


                                                            Q-1 Earnings Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:  May 3, 2002                       By:
                                            ---------------------------
                                            Thomas E. Moloney
                                            Chief Financial Officer


                                                            Q-1 Earnings Release

                                                                      Exhibit 99

--------------------------------------------------------------------------------

News                                                     [JOHN HANCOCK LOGO] (R)
                                                           FINANCIAL SERVICES

John Hancock Financial Services reports first-quarter 2002 net operating income of $0.68 per share, up 11.5% from prior-year quarter

=====================================================================================================
Earnings summary                             1st quarter 2002      1st quarter 2001**        % change
-----------------------------------------------------------------------------------------------------
Net operating income
per-share diluted                                       $0.68                   $0.61            11.5%
Net income
per-share diluted                                       $0.49                   $0.54           (9.3%)
Net operating income*                          $202.8 million          $190.7 million             6.3%
Net income                                     $146.5 million          $168.0 million          (12.8%)
Average shares outstanding diluted              300.0 million           313.8 million           (4.4%)
Net operating income ROE                                14.6%                   13.6%              --
=====================================================================================================

* See Net Income section below for reconciliation of net operating income to net income.
** Prior-year quarterly results restated for adoption, in the fourth quarter of 2001, of Statement of Accounting Position 00-3, Accounting by Insurance Enterprises for Demutualizations and Formations of Mutual Insurance Holding Companies and Certain Long-Duration Participating Contracts.

      BOSTON (May 2, 2002) -- John Hancock Financial Services, Inc. (NYSE: JHF) today reported net operating income per share for the first quarter of 2002 of $0.68 diluted, up 11.5% from $0.61 diluted for the year-ago period. The increase was consistent with the company's 2002 guidance for growth of 10% to 12% in net operating income per share.

      Net operating income in the quarter was $202.8 million, compared with $190.7 million last year. Net operating income return on equity was 14.6% versus 13.6% in the prior-year period.

      Hancock reported net income for the quarter of $146.5 million, or $0.49 per share, compared with $168.0 million, or $0.54 per share, in the first quarter of 2001. Net income includes net realized investment gains and losses and unusual or non-recurring items that the company believes are not indicative of overall operating trends and are not included in net operating income.

      The increase in net operating income per share in the quarter was driven by strong sales and asset growth in institutional spread-based products and retail fixed annuities; higher variable product fees; and ongoing expense and capital management. These gains were partially offset by adverse mortality experience in the nontraditional life line, primarily from higher-than-expected death claims on large policies, as well as by higher employee-benefit and debt-service costs, lower net investment margins, and sluggish equity markets.

      Core life insurance sales, which exclude corporate- and bank-owned life insurance (COLI/BOLI), were up 25% over the first quarter of 2001. Including COLI/BOLI, which declined 24%, total life sales were flat compared with the year-ago period. Individual long-term care insurance sales rose 7%. Retail annuity sales increased 88%, driven by fixed annuities. Sales of institutional guaranteed investment contracts (GICs) and global funding agreements were up 28%.


                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

      2002 Financial Outlook Reaffirmed

      "This quarter's performance is in line with our operating plans and demonstrates that we're on track to meet our financial goals for 2002," said David F. D'Alessandro, chairman and chief executive officer. "Given Hancock's continued progress in expanding sales, managing spreads, and reducing expenses, we remain comfortable with our previously announced guidance of 10%-to-12% growth in operating EPS.

      "The higher-than-expected payouts on death claims in the quarter reduced after-tax earnings by $6.1 million, or $0.02 per share. After carefully reviewing each case, we are confident the claims increase was an anomaly, not an adverse trend reflecting underwriting or pricing. Just three cases of the 11 that paid benefits in excess of $1 million were issued within the past two years, and one was a homicide and one was a guaranteed-issue COLI policy," D'Alessandro said.

      "However, we remain concerned about the bumpy equity market, which has restrained growth of separate-account and third-party assets under management, the path of the economy, and ongoing efforts in Congress to fully repeal the federal estate tax."

      The company's guidance assumes that U.S. economic growth continues in the second half of the year and that the Standard & Poor's 500 index increases 5% to 6% for the full year. It also includes a gain of $0.04 per share for the year from the elimination of goodwill amortization under Financial Accounting Standard 142 - Goodwill and Other Intangible Assets, which the company adopted in the first quarter of 2002.

      Financial guidance, as the company has previously discussed, is subject to change. (See Forward-looking Statements section below.)

      Business Segment Highlights

      Protection: Pretax operating income in the quarter was $110.0 million, compared with $112.3 million a year earlier.

      Traditional life operating income, which includes the closed block, was $43.9 million pretax for the quarter, up 15.8% from $37.9 million a year ago. The increase was driven by lower operating and amortization expenses, partially offset by lower net investment margins and lower earnings from the closed block.

      Nontraditional life operating income for the quarter was $40.7 million pretax, compared with $47.1 million last year. Higher product fees, lower expenses, and improved separate account performance were more than offset by a pretax loss from adverse mortality of $9.4 million ($6.1 million after-tax) and lower net investment margins.

      Long-term care insurance operating income was $26.0 million pretax in the quarter, compared with $27.6 million a year ago, as growth in assets was offset by higher expenses from taxes, licenses, and fees. Results were also affected by a small loss from morbidity in the group business in January and February; however, group morbidity returned to normal levels in March and April.


                                       2
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

      Core life insurance sales were $50.3 million, up 25% over the first quarter of last year. Hancock continued to successfully replace declining survivorship life sales with growing sales of its new suite of single-life products, and to increase sales through key direct brokerage partners.

      Single-life products increased 66%, primarily on strong growth in the Signator channel, which continues to recruit experienced agents, and through M Financial Group. This more than offset a 36% decline in survivorship product sales resulting from potential full repeal of the federal estate tax. As expected, COLI/BOLI sales declined from the year-ago quarter, to $31.9 million from $41.9 million, as the company focused on core life products.

      Individual long-term care insurance sales were $26.8 million, up 7% from the same period last year, on growth through existing distribution channels. Group LTC sales were $8.2 million, up from $2.8 million a year ago, driven by several large new cases.

      Asset Gathering: Pretax operating income was $58.5 million in the quarter, up 24.7% from $46.9 million a year ago. Higher retail annuity earnings and a gain of $9.6 million from more efficient customer service and improved third-party marketing results more than offset a decline in mutual fund earnings.

      Fixed annuity operating income was $24.9 million pretax in the quarter, up 6.0% from $23.5 million a year earlier. Strong sales and improved lapse rates were partially offset by slightly lower spreads and higher amortization of deferred acquisition costs. DAC amortization has been accelerated to reflect the effect of credit losses on the fixed annuity portfolio. Average account balances for the quarter were up nearly 25% to $6.8 billion from $5.5 billion last year.

      Fixed annuity sales totaled $761.3 million in the quarter, up 142% from $314.1 million in the first quarter of last year. The gain was driven by strong sales by Essex, the company's third-party marketing subsidiary, and direct sales through proprietary bank partners such as CalFed and Compass.

      Variable annuity operating income was $9.3 million pretax, up from $6.3 million a year earlier. Higher spread income from fixed-rate options of market value annuities was partially offset by lower mortality, expense, and asset fees due to lower average assets under management. Variable annuity sales were $158.3 million in the quarter, down 10% from $175.9 million in the year-earlier period.

      Mutual fund operating income was $19.7 million pretax, down from $22.1 million a year ago. Lower operating expenses were more than offset by a decline in fee revenue. Average assets under management were $29.0 billion for the quarter, down from $30.6 billion in the prior year. Mutual fund net redemptions were $272.2 million for the quarter, compared with net sales of $293.8 million a year ago.

      Guaranteed & Structured Financial Products: Pretax operating income in the quarter was $100.2 million, up 13.1% from $88.6 million in the comparable quarter last year, as higher operating income from spread-based products was partially offset by a decline in fee-based products. Spread-based operating income was up 16.5% to $91.6 million pretax from $78.6 million, driven by a 15.6% increase in average assets to $23.0 billion from $19.9 billion and higher spreads.


                                       3
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

      The 28% increase in sales of GICs and funding agreements, to $1.5 billion, was partially offset by lower group annuity sales, which benefited from two large cases in the first quarter of 2001. During the most-recent quarter Hancock initiated its first two funding agreement deals in Canada, totaling U.S. $220 million, through Maritime Life Assurance Co., the company's Canadian subsidiary.

      Investment Management: Pretax operating income in the quarter was $7.7 million, compared with $9.0 million in the first quarter of 2001, driven by a decline in earnings at Independence Investment LLC. Average AUM at Independence was $20.8 billion versus $23.0 billion last year, reflecting net redemptions and market depreciation.

      Corporate & Other: Pretax operating income in the quarter was $12.4 million versus $23.6 million last year. The decline was driven primarily by the transfer of surplus capital to fund business unit growth and share repurchases, and by higher employee-benefit expense and increased debt-service payments. Pretax operating income from Maritime Life was $24.2 million, compared with $26.2 million last year, due to less favorable mortality and morbidity, and other changes.

      On an after-tax basis, which reflects the benefits of affordable housing investments, lease residual management, and other tax-advantaged investment strategies used in the segment, operating income was $18.2 million, compared with $21.9 million.

      Net Income

      Net income includes net realized investment gains and losses and unusual or non-recurring events and transactions and certain other items that the company believes are not indicative of overall operating trends.

      Hancock uses net operating income to evaluate what it considers the normal, ongoing operations of its business segments and as a basis for management incentives. However, net operating income pretax or after-tax, whose definition can vary among companies, is not a substitute for the net income presented in this press release and certain company filings with the Securities and Exchange Commission, including our annual reports on Form 10-K.

      The following table shows adjustments made to net operating income to reconcile with net income:

===========================================================================================
                                                              1Q 2002              1Q 2001
-------------------------------------------------------------------------------------------
Net operating income                                   $202.8 million       $190.7 million
   Net realized capital gains (losses)                ($52.7) million      ($14.9) million
   Restructuring/other                                 ($3.6) million       ($7.8) million
      Total non-operating items                       ($56.3) million      ($22.7) million
Net income                                             $146.5 million       $168.0 million
Net income per share diluted                                    $0.49                $0.54
-------------------------------------------------------------------------------------------
Net income ROE                                                  10.5%                12.0%
===========================================================================================

      The largest component of total non-operating items in the first quarter was net realized capital losses of $52.7 million. These were driven primarily by pretax writedowns of $37.1 million of equity from collateralized debt obligations and $18.4 million on Argentine fixed-income investments.


                                       4
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

      Other Financial Data

      There were 300.0 million weighted average diluted shares outstanding in the quarter, compared with 313.8 million shares a year ago. As part of its ongoing stock repurchase program, the company bought 2.7 million Hancock shares during the quarter at an average price of $38.62 a share.

      The following table provides additional financial data:

================================================================================================
                                                                 March 31              March 31
                                                                     2002                  2001
------------------------------------------------------------------------------------------------
Shareholder equity
(including FAS 115 market adjustment)                        $5.8 billion          $6.0 billion
   Per share                                                       $19.60                $19.48
Shareholder equity
(excluding FAS 115 market adjustment)                        $5.6 billion          $5.6 billion
   Per share                                                       $18.86                $18.19
End of period shares outstanding                            295.7 million         308.7 million
------------------------------------------------------------------------------------------------
Assets under management
     General account                                        $59.7 billion         $53.7 billion
     Separate account                                       $22.8 billion         $23.4 billion
     Third party                                            $42.8 billion         $42.5 billion
------------------------------------------------------------------------------------------------
Total consolidated                                         $125.3 billion        $119.6 billion
================================================================================================

      Forward-looking Statements

      The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

      Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2001, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

      The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.


                                       5
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

      Conference Call

      John Hancock will discuss first-quarter results during a conference call on Friday, May 3, 2002, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

      The live call can also be accessed by telephone in the U.S. at (703) 871-3021, and a rebroadcast will be available through May 10, 2002, at (703) 925-2533. The replay access code will be 5915448.

      This press release, the company's quarterly financial supplement, and other financial documents may be obtained from www.jhancock.com/investor.

      John Hancock Financial Services, Inc., with $125.3 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors:  Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521

      Supplemental Financial Information Follows


                                       6
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

Supplemental Financial Information

Unaudited Consolidated Operating
Income Statements
($ millions)

                                                                      Three Months Ended
                                                                           March 31,
                                                                     2002             2001
                                                                   ---------------------------
Revenues
   Premiums                                                         $  742.4          $1,095.7
   Universal life and investment-type
     product charges                                                   194.4             179.7
   Net investment income                                               969.9             988.1
   Net realized investment (losses) gains                               (0.8)              2.6
   Investment management revenues/
     commissions/other fees                                            141.3             151.2
   Other revenue                                                        77.0               4.0
                                                                   ---------------------------
     Total revenues                                                  2,124.2           2,421.3

Benefits and expenses
   Benefits to policyholders                                         1,232.4           1,571.2
   Other operating costs and expenses                                  387.6             329.6
   Amortization of deferred policy acquisition costs                    70.3             102.9
   Dividends to policyholders                                          145.1             137.2
                                                                   ---------------------------
     Total benefits and expenses                                     1,835.4           2,140.9

   Pre-tax operating income                                            288.8             280.4

Income taxes                                                            86.0              89.7

                                                                   ---------------------------
After-tax operating income                                          $  202.8          $  190.7

   After-tax adjustments:
   Net realized investment and other gains (losses)                    (52.7)            (14.9)
   Restructuring charge                                                 (3.6)            (15.0)
   Cumulative effect of accounting changes                                --               7.2
                                                                   ---------------------------
                         Net Income                                 $  146.5          $  168.0
                                                                   ===========================


                                       7
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

Unaudited Consolidated Balance Sheets
($ millions)

                                                                   March 31,        December 31,
                                                                     2002               2001
                                                                  ------------------------------
Assets

Investments
Fixed maturities:
     Held-to-maturity - at amortized cost
     (fair value: 2002- $1,899.0; 2001- $1,914.1)                  $ 1,879.5         $ 1,930.0
     Available-for-sale - at fair value
     (cost: 2002- $39,798.8; 2001- $38,742.0)                       40,001.7          39,160.3
     Trading securities - at fair value
     (cost: 2002- $16.4; 2001- $16.4)                                   16.1              16.5
Equity securities:
     Available-for-sale - at fair value
     (cost: 2002- $765.9; 2001- $752.3)                                939.8             886.8
     Trading securities - at fair value
     (cost: 2002- $291.3; 2001- $289.5)                                318.9             304.1
Mortgage loans on real estate                                       11,061.5          10,993.2
Real estate                                                            420.5             442.4
Policy loans                                                         2,009.6           2,008.2
Short-term investments                                                  86.7             153.5
Other invested assets                                                1,896.4           1,786.1
                                                                  -----------------------------
     Total Investments                                              58,630.7          57,681.1

Cash and cash equivalents                                            1,252.4           1,313.7
Accrued investment income                                              767.8             782.1
Premiums and accounts receivable                                       228.3             253.8
Deferred policy acquisition costs                                    3,914.6           3,717.4
Reinsurance recoverable                                              1,867.1           1,909.3
Property & equipment, net of
   accumulated depreciation                                            581.7             592.6
Other assets                                                         2,550.6           2,175.7
Separate account assets                                             22,827.0          22,718.5
                                                                  -----------------------------

     Total Assets                                                  $92,620.2         $91,144.2
                                                                  =============================


                                       8
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

($ millions)

                                                                             March 31,       December 31,
                                                                               2002              2001
                                                                           ------------------------------
Liabilities and Shareholders' Equity

Liabilities
Future policy benefits                                                       $35,771.3         $34,938.7
Policyholders' funds                                                          21,494.1          20,762.8
Unearned revenue                                                                 863.0             809.3
Unpaid claims and claim expense reserves                                         227.2             262.7
Dividends payable to policyholders                                               567.2             578.1
Short-term debt                                                                   62.6              81.0
Long-term debt                                                                 1,356.7           1,359.1
Income taxes                                                                     801.1             866.9
Other liabilities                                                              2,732.8           2,779.8
Separate account liabilities                                                  22,827.0          22,718.5
                                                                           ------------------------------
     Total Liabilities                                                        86,703.0          85,156.9

Minority interest                                                                122.3             122.3

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
     316.9 million and 315.9 million shares issued, respectively                   3.2               3.2
Additional paid in capital                                                     5,109.4           5,099.3
Retained earnings                                                              1,353.2           1,206.7
Unrealized appreciation on AFS securities                                        217.2             327.4
Foreign currency translation adjustment                                          (81.3)            (80.6)
Additional pension liability                                                     (36.6)            (37.9)
Cash flow hedges                                                                   7.2              19.1
Treasury stock, at cost (21.2 million and 18.5 million
     shares, in 2002 and 2001, respectively)                                    (777.4)           (672.2)
                                                                           ------------------------------
     Total Shareholders' Equity                                                5,794.9           5,865.0
                                                                           ------------------------------

                                                                           ------------------------------
     Total Liabilities and Shareholders' Equity                              $92,620.2         $91,144.2
                                                                           ==============================


                                       9
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

Unaudited Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income
($ millions)

                                                                                          Accumulated
                                                           Additional                        Other                        Total
                                               Common        Paid in        Retained     Comprehensive     Treasury    Shareholders'
                                                Stock        Capital        Earnings         Income          Stock        Equity
                                              --------------------------------------------------------------------------------------
Balance at January 1, 2001..................      $3.2       $5,086.4         $680.4          $77.3         $(91.8)      $5,755.5

Additional paid in capital..................                      4.0                                                         4.0

Comprehensive income:
  Net income for the period.................                                   168.0                                        168.0

Other comprehensive income, net of tax:
  Net unrealized gains......................                                                   11.0                          11.0
  Foreign currency translation                                                                (23.6)                        (23.6)
    adjustment..............................
  Cash flow hedges..........................                                                   (2.7)                         (2.7)
                                                                                                                         ---------
Comprehensive income........................
                                                                                                                            152.7

Treasury stock acquired.....................                                                                (125.7)        (125.7)
Change in accounting principles.............                                                  227.6                         227.6
                                              ------------------------------------------------------------------------------------
Balance at March 31, 2001...................      $3.2       $5,090.4         $848.4         $289.6        $(217.5)      $6,014.1
                                              ====================================================================================

Balance at January 1, 2002..................      $3.2       $5,099.3       $1,206.7         $228.0        $(672.2)      $5,865.0

Additional paid in capital..................                     10.1                                                        10.1

Comprehensive income:
  Net income for the period.................                                   146.5                                        146.5

Other comprehensive income, net of tax:
  Net unrealized losses.....................                                                 (110.2)                       (110.2)
  Foreign currency translation                                                                 (0.6)                         (0.6)
    adjustment..............................
  Minimum pension liability.................                                                    1.2                           1.2
  Cash flow hedges..........................                                                  (11.9)                        (11.9)
                                                                                                                         ---------
Comprehensive income........................                                                                                 25.0

Treasury stock acquired.....................                                                                (105.2)        (105.2)
                                              ------------------------------------------------------------------------------------
Balance at March 31, 2002...................      $3.2       $5,109.4       $1,353.2         $106.5        $(777.4)      $5,794.9
                                              ====================================================================================


                                       10
                                    --more--

                     John Hancock Financial Services First-Quarter 2002 Earnings

March 31, 2002
Sales by Segment

Protection
($ millions)

---------------------------------------------------------------------------
                                              Q1           Q1          %
                                             2002         2001       Change
---------------------------------------------------------------------------
                       Variable life         $31.6        $27.4        15%
---------------------------------------------------------------------------
                      Long-term care         $35.0        $28.0        25%
---------------------------------------------------------------------------
              Universal, Term, Whole         $18.7        $12.9        45%
---------------------------------------------------------------------------
                                COLI         $30.7        $41.9       -27%
---------------------------------------------------------------------------
                                BOLI          $1.2         $0.0        N/A
---------------------------------------------------------------------------

Asset Gathering
($ millions)

---------------------------------------------------------------------------
                                              Q1           Q1          %
                                             2002         2001       Change
---------------------------------------------------------------------------
                     Fixed annuities        $761.3       $314.1       142%
---------------------------------------------------------------------------
                  Variable annuities        $158.3       $175.9       -10%
---------------------------------------------------------------------------
              Total retail annuities        $919.6       $490.0        88%
---------------------------------------------------------------------------
                        Mutual funds        $817.9     $1,423.6       -43%
---------------------------------------------------------------------------

Guaranteed & Structured Financial Products
($ millions)

---------------------------------------------------------------------------
                                              Q1           Q1          %
                                             2002         2001       Change
---------------------------------------------------------------------------
             GICs/Funding Agreements      $1,510.2     $1,178.7        28%
---------------------------------------------------------------------------
                     Group annuities         $42.6       $387.5       -89%
---------------------------------------------------------------------------
          Fee-based pension products         $36.7        $20.4        80%
---------------------------------------------------------------------------

Investment Management
($ millions)

---------------------------------------------------------------------------
                                              Q1           Q1          %
                                             2002         2001       Change
---------------------------------------------------------------------------
             Independence Investment        $303.7       $460.7       -34%
---------------------------------------------------------------------------
                         Other sales        $278.3       $116.4       139%
---------------------------------------------------------------------------
                               Total        $582.0       $577.1         1%
---------------------------------------------------------------------------

Assets Under Management
($ millions)

-----------------------------------------------------------------------------------------
                                           March 31, 2002           December 31, 2001
-----------------------------------------------------------------------------------------
                     General Account          $59,657.2                 $58,503.5
-----------------------------------------------------------------------------------------
                    Separate Account          $22,827.0                 $22,718.5
-----------------------------------------------------------------------------------------
    (incl. elims) Third-Party Assets          $42,769.2                 $42,951.8
-----------------------------------------------------------------------------------------
                               Total         $125,253.4                $124,173.8
-----------------------------------------------------------------------------------------